SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act OF 1934

       Date of Report (Date of earliest event reported): FEBRUARY 1, 1999

                             ALLION HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                   0-17821                 11-2962027
         ----------                   -------                 ----------
(State or other jurisdiction   (Commission File Number)     (I.R.S.Employer
    of incorporation)                                     Identification No.)

33 WALT WHITMAN ROAD, SUITE 200A  HUNTINGTON STATION, NY            11746
----------------------------------------------------------        ----------
      (Address of principal executive offices)                    (Zip Code)

         Registrant's telephone number, including area code...(631) 547-6520
                                                              --------------

               Former name or former address: The Care Group, Inc.

Allion Healthcare, Inc. (the "Company") hereby amends and restates Item 7 of its Current Report on Form 8-K dated August 1, 1999 in its entirety to read as set forth below. The amended and restated Item 7 includes the audited balance sheet of Allion Healthcare, Inc. as of February 1, 1999, the date the plan of reorganization was approved.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, EXHIBITS

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Allion Healthcare, Inc. and Subsidiaries
Huntington Station, New York

We have audited the accompanying consolidated balance sheet of Allion Healthcare, Inc. and Subsidiaries, as of February 1, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Allion Healthcare, Inc. and Subsidiaries as of February 1, 1999, in conformity with generally accepted accounting principles.

HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
March 18, 2000

                    ALLION HEALTHCARE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                FEBRUARY 1, 1999

    ASSETS   (Note 4)
    ------

CURRENT:
  Cash and cash equivalents                                         $      --
  Accounts receivable (Note 8)                                        4,907,345
  Inventories                                                           192,170
                                                                    -----------
                   Total current assets                               5,099,515

PROPERTY AND EQUIPMENT                                                  467,748
OTHER ASSETS                                                            322,219
                                                                    -----------
                                                                    $ 5,889,482

    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------
CURRENT LIABILITIES:
  Revolving credit line (Notes 3 and 4)                             $ 5,134,914
  Accrued expenses and other current
   liabilities (Notes 3 and 8)                                          749,568
                                                                    -----------
                   Total current liabilities                          5,884,482

COMMITMENTS (NOTE 5)

STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value; shares authorized
   5,000,000; issued and outstanding 3,000,000
 (Notes 3,6 and 8)                                                       30,000
  Additional paid-in capital                                            975,000
                                                                    -----------
TOTAL STOCKHOLDERS' EQUITY                                            1,005,000
SUBSCRIPTION RECEIVABLE                                              (1,000,000)
                                                                    -----------
                                                                          5,000
                                                                    -----------
                                                                    $ 5,889,482
                                                                    ===========



                    See notes to consolidated balance sheet.

                    ALLION HEALTHCARE, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET
                                FEBRUARY 1, 1999

NOTE 1.  THE COMPANY

         Allion Healthcare, Inc. and Subsidiaries (the "Company") is the parent corporation of Mail Order Meds, Inc., Mail Order Meds of New York, Inc., The Care Group of Texas, Inc., Careline of Houston, Inc. and Commonwealth Certified Home Care, Inc.

         On September 15, 1998, the Company, formally known as The Care Group, Inc., filed for protection under Chapter 11 of the Bankruptcy Code. On February 1, 1999, the United States Bankruptcy Court for the Western District of Texas entered an order confirming the Company's First Amended Plan of Reorganization. In accordance with generally accepted accounting principles, the Company was required to adopt "fresh start" reporting, which valued all assets and liabilities at their fair values as of the effective date. The financial statements are not comparable with those prepared prior to confirmation because they are, in effect, those of a new company. See Note 3 regarding the plan of reorganization.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION. The consolidated financial statement includes the accounts of the Company and its wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

INVENTORIES. Inventories at February 1, 1999 were comprised of pharmaceuticals, medical equipment and supplies. Inventories are recorded at lower of cost or market, cost being determined on a first-in, first-out ("FIFO") basis.

USE OF ESTIMATES BY MANAGEMENT. The preparation of the Company's financial statements in conformity with generally accepted accounting principles require the Company's management to make certain estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Such estimates primarily relate to accounts receivable and inventory. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT. Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of five years for office furniture and equipment.

INCOME TAXES. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

CREDIT RISK. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and trade receivables. The Company places its cash equivalents with high-quality financial institutions. The Company's customer base consists of a large number of diverse customers.

PROVISION FOR ESTIMATED UNCOLLECTABLE ACCOUNTS. Management regularly reviews the collectability of accounts receivable by tracking collection and write-off activity. Estimated write-off percentages are then applied to each aging category by payor classification to determine the allowance for estimated uncollectable accounts. The allowance for estimated uncollectable accounts is adjusted as needed to reflect current collection, write-off and other trends, including changes in assessment of realizable value.

NOTE 3.  PLAN OF REORGANIZATION

         On February 1, 1999 the Bankruptcy Court confirmed the Company's Plan of Reorganization. The confirmed plan provided for the following:

         It was determined that the Company's reorganization value computed immediately before February 1, 1999, the date of plan confirmation, was none. In the event the Company would not have successfully received confirmation of the plan, and received new equity placement, the sum of the Company's assets, was covered by a perfected security interest of, and subject to foreclosure by, its secured lender.

         In negotiations between creditors, prior equity holders, potential new equity investors and the Bankruptcy Court, it was determined that new equity, to be brought in to fund the Company upon successful completion of the confirmation of the plan, would be $1 million at a price of $.40 per share.

         The Company adopted fresh start reporting because the holders of existing voting shares immediately before filing and confirmation of the plan received less than 50% of the voting shares of the emerging entity and its reorganization value is less than its post petition liabilities and allowed claims, as shown below:

                  Postpetition current liabilities         $5,884,567
                  Liabilities deferred pursuant to
                  Chapter 11 proceeding                     7,997,572
                                                            ---------
                  Total postpetition liabilities
                  and allowed claims                       13,882,139
                  Reorganization value                         --
                                                           ----------
                  Excess of liabilities over
                  reorganization value                    $13,882,139
                                                          ===========

                               (UNAUDITED)                                       REORGANIZED
                            PRE-CONFIRMATION         DEBT            FRESH         BALANCE
ASSETS                        BALANCE SHEET       DISCHARGED         START          SHEET
-------                     -----------------     ----------       --------      -----------
Current:
 Cash                            $       --      $       --      $       --      $       --
 Receivables                        8,852,100            --        (3,944,755)      4,907,345
 Inventory                            192,170            --              --           192,170
                                 ------------    ------------    ------------    ------------
                                    9,044,270            --        (3,944,755)      5,099,515
Property, Plant
and Equipment                         467,748            --              --           467,748
Security Deposits                      20,219            --              --            20,219
License                               302,000            --              --           302,000
Goodwill                           11,823,000            --       (11,823,000)           --
                                 ------------    ------------    ------------    ------------
                                 $ 21,657,237    $       --      $(15,767,755)   $  5,889,482
                                 ============    ============    ============    ============

LIABILITIES AND
STOCKHOLDERS' DEFICIT
Liabilities Not Subject to
Compromise Current Liabilities
 Revolving Credit Line           $  5,134,914    $       --      $       --      $  5,134,914
 Accounts Payable                     546,359            --              --           546,359
 Other Liabilities                    203,209            --              --           203,209
                                 ------------    ------------    ------------    ------------
                                    5,884,482            --              --         5,884,482
Liabilities Subject to
Compromise Prepetition
Liabilities                         7,997,572      (7,997,572)           --              --

Stockholders' Deficit
 Additional Paid-In
 Capital-Old                       23,905,000            --       (23,905,000)           --
 Additional Paid-In
 Capital-New                             --              --           975,000         975,000
 Common Stock-Old                      13,000            --           (13,000)           --
 Common Stock-New                        --             5,000          25,000          30,000
 Accumulated Deficit              (16,142,817)      7,992,572      16,142,817            --
                                         --              --        (7,992,572)           --
                                 ------------    ------------    ------------    ------------
                                    7,775,183       7,997,572     (14,767,755)      1,005,000
Subscription Receivable                  --              --        (1,000,000)     (1,000,000)
                                 ------------    ------------    ------------    ------------
                                    7,775,183       7,997,572     (15,767,755)          5,000
                                 ------------    ------------    ------------    ------------
                                 $ 21,657,237    $       --      $(15,767,755)   $  5,889,482
                                 ============    ============    ============    ============


The Company accounted for the reorganization using fresh-start reporting. Accordingly, all assets and liabilities are restated to reflect their realizable value, which approximates fair value at the date of reorganization.

SECURED DEBT. The Company's $5,135,000 secured debt (secured by a first and senior lien on all assets and intangibles), was reaffirmed. This debt was converted into a $4,000,000 line of credit, with interest accruing at prime plus 2%, not to exceed 85% of qualified accounts as defined. The balance was converted into a three-year note, with quarterly interest payments due, at a rate of prime plus 4%. In addition, the Company issued 750,000 warrants. On June 30, 1999, the Company repurchased the 750,000 warrants previously issued to the lender in connection with its new finance agreement for $500,000.

PRIORITY TAX CLAIMS. The Company is required to pay the State of Texas a claim of approximately $16,000 in equal quarterly payments over six years with annual interest of 12%.

TRADE AND OTHER MISCELLANEOUS CLAIMS. On February 7, 2000, the Company was deemed to have complied with all requirements of the Confirmation order issued on February 1, 1999 related to issuance of common stock of approved creditors. The holders of approximately $7,997,572 of trade and other miscellaneous claims received a total of 500,000 shares of common stock, issued on a pro-rata basis. The stock certificates were distributed in February 2000.

PREFERRED STOCK. There were no holders of record of any preferred stock prior to the bankruptcy.

COMMON STOCK. The holders of all shares of common stock received no compensation of any kind from the Company.

NOTE 4.  REVOLVING CREDIT LINE

         On February 1, 1999 the Company had a revolving credit facility and a Debtor in Possession loan that expired in July of 1999, in the amount of $6.5 million available to the Company for short-term borrowings. Borrowings under the facility bear interest at Prime + 5% and Prime + 2% respectively and are collaterized by a perfected and primary security interest in all assets, including, accounts receivable, trademarks, licenses and values of any kind of the Company. On February 1, 1999 the borrowings under this facility were $5,134,914. On April 21, 1999 the Company converted this facility into a $4.0 million revolving credit facility for short-term borrowings, bearing interest at prime plus 2%, not to exceed 85% of qualified accounts as defined. The balance was converted into a three-year note, with quarterly interest payments due, at a rate of prime plus 4%. In addition, the Company issued 750,000 warrants (See note 8).

NOTE 5.  LEASE COMMITTMENTS

         The Company leases office space in Huntington Station, New York and Austin, Texas. The lease for the New York space expires in December 2003 and the lease for the Texas space expires in May 2003.
         At February 1, 1999, the Company's lease commitments provide for the following minimum annual rentals.

                                    1999             $  106,805
                                    2000                117,110
                                    2001                121,668
                                    2002                128,841
                                    2003                 99,891
                                                     ----------
                                                     $  574,315
                                                     ==========


NOTE 6.  STOCKHOLDERS' EQUITY

        a.      Common stock

                  Pursuant to the Company's Plan of Reorganization, 2,500,000 shares of common stock were issued to an investor group led by a director of the Company for proceeds of $1,000,000.
                  Pursuant to the Company's Plan of Reorganization, 500,000 shares of common stock were issued to the holders of approximately $7,997,572 of trade and other miscellaneous claims, on a pro-rata basis.

       b.   Stock Options

                  (i) Under the terms of the Company's Stock Option Plan, the Board of Directors may grant incentive and nonqualified stock options to employees, officers, directors, agents, consultants and independent contractors of the Company. In connection with the introduction of the Stock Option Plan, 1,250,000 shares of common stock were reserved for future issuance. Generally, the Company grants stock options with exercise prices equal to the fair market value of the common stock on the date of the grant, as determined by the Board of Directors. Options generally vest over a two to five year period and expire ten years from the date of the grant.


NOTE 7.  FAIR VALUE OF FINANCIAL INSTRUMENTS

         The methods and assumptions used to estimate the fair value of the following classes of financial instruments were: Current Assets and Current
Liabilities: The carrying amount of cash, current receivables and payables and certain other short-term financial instruments approximate their fair value.

NOTE 8.  SUBSEQUENT EVENTS

         DISCONTINUED OPERATIONS - On June 25, 1999, the Company sold certain assets of its Houston, Texas operation including all licenses, inventory, customer lists and names. The Company retained all accounts receivable for services rendered prior to June 25, 1999. As a result, the Company discontinued its operation in Houston, Texas as of June 25, 1999. The proceeds of the sale were $2,820,805, including $2,420,805 in cash and a note for $400,000 payable on June 30, 2000.

         In addition, the Company sold all of its records, specified contracts and licenses, operating certificates and permits of Commonwealth Certified Home Care, Inc., a certified home health agency, for $302,000. The sale was consummated in August 1999 in accordance with the confirmation order from the Bankruptcy Court.

         SETTLEMENT OF CLAIM WITH THE I.R.S. - The United States Bankruptcy Court entered an order confirming the settlement of the I.R.S. claim against the Company on September 29, 1999. The Company has agreed to pay $130,000 over the next six years to satisfy the I.R.S. claim. The Company will not carry forward any net operating losses or credits available from pre-1999 periods, into post-1998 tax years. Also, the Company will not carry back any net operating losses to pre-1999 tax years. The Company will have no federal income tax liability from any periods prior to January 1, 1999. In addition, the I.R.S. will not conduct any further audits of the company for periods prior to January 1, 1999, provided that the terms of the Bankruptcy Court's confirmation order of February 1, 1999 apply.

         NOTE PAYABLE - On December 16, 1999, the Company entered into a promissory note agreement in the amount of $1,500,000 that is due and payable on March 31, 2001. The note bears interest at 8.5% annually and the Company is required to make monthly interest payments. The note was guaranteed by a Director of the Company, in exchange for 375,000 warrants to purchase common stock of the Company at a price of $1.00 per share.

         WARRANTS - On June 30, 1999, the Company repurchased 750,000 warrants previously issued to a lender in connection with its new financing agreement for $500,000.

         STOCK OPTIONS - During 1999, the Company issued 100,000 common stock warrants to consultants, which resulted in compensation approximating $12,000.

         SETTLEMENT OF LAWSUIT - On January 4, 2000, the Company settled a pending lawsuit whereby the Company will receive $121,580 in six monthly installments beginning in January 2000.

    Exhibit    2.1  Confirmation Order dated February 1, 1999.

               2.2  First Amended Plan of Reorganization of The Care Inc., et
                      al dated January 2, 1998.

               3.1  Restated Certificate of Incorporation of the Registrant,
                      filed with the Secretary of State of Delaware on October 7, 1999.

               3.2  Amended and Restated By-laws of the Registrant.

              10.2  Asset Purchase Agreement, dated as of June 25, 1999, by and between The Care Group of Texas, Inc., Care Line of Houston, Inc. and Osher Investments, Ltd.

              10.2  Agreement, dated as of November 1, 1999, among The Care
                      Group, Inc., Commonwealth Certified Home Care, Inc. and Visiting Nurse Service New York Home Care.

              18.1  Letter of Deloitte & Touche LLP re: change in accountants.


                                   SIGNATURES

             In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Date:   March 18, 2000


                                       ALLION HEALTHCARE, INC., AND SUBSIDIARIES
                                       -----------------------------------------
                                             (Registrant)

                                       By: MICHAEL P. MORAN

                                       Michael P. Moran, Director
                                       President, Chief Executive Officer,
                                      Chief Financial Officer, Secretary

     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ JOHN PAPPAJOHN
-------------------
    John Pappajohn, Director

    Date: MARCH 16, 2000

/s/ DERACE SCHAFFER, M.D.
------------------------
    Derace Schaffer, M.D., Director

    Date: MARCH 16, 2000